Exhibit 3.51
Exhibit 3.51
FILED DONEITA DAVIDSON
COLORADO SECRETARY OF STATE
20031245775 C $50.00
SECRETARY OF STAlE 07-31-2003 13:40:14
ARTICLEs OF ORGANIZATION
Form 400 Revised July 1, 2002 Filing fee: $50.00 Deliver to: Colorado Secretary of State Business Division, 1560 Broadway, suite 200 .Denyer, CO 80202-5169 . This document must be typed or machine printed Copies of filed documents maybe obtained at www sos state co Us ABOVE SPACE: FOR OF OFFICE USE ONLY
Pursuant to § 7-80-203,.Colorado Revised Statutes(C.R.S.), the individual named below causes these Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:
1. The name of the limited liability company is: MAVERICK OPERATING COMPANY, LLC
The name of a limited liability company must contain the term “limited liability company”. “ltd. liability company”,
” limited liability co.” .or “ltd. liability co.” or the abbreviation, LLLC” or “L.L.c. I §7-90-601(3)[(c), c.R.S.
2..If lmown, The principal place of business of the limited liability company is:
881 VERNESS CIRCLE EAST. SUITE G-101.ENGLEWOOD, CO80112
3 The name, and the business address, of the registered agent .for service of process on the limited liability . company are Name KRISTAIN E. GRIMLAND; Business Address (must be a street or other physical address in Colorado) 88 INVERNESS CIRCLE EAST. SUITEG-101 ENGL ‘. 000. CO80112 If mail is undeliverable to this address, ALSO Include a post office box address:
4. ·a If the management of .the limited liability company is vested in managers, mark the box “The management of the limited liability company is vested in managers rather than members. “The name(s) and business address(es) of the initial manager(s) is(are):
Name(s) KRISTIAN E. GRIMLANE Business Address(es) 88 INVERNESS CIRCLEEAST, SUITE G-101, ENGLEQOOD, CO 80112
or
b. If management of the limited liability company is not vested in managers rather than members, The name(s) and business address(es) of the initial member(s) is(are):
Name(s) Business Address(es)
5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: ROBERT V BRUCE 88 INVERNESS CIRCLE EAST, SUITE G-101, ENGLEQOOD, CO 80112
OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail
b.bruce@mavstimco.com Web site The Colorado Secretary of State may contact the following authorized person regarding this document: name ROBERT BRUCE address 88 INVERNESS CIRCLEEAST, SUITE G-101, ENGLEWOOD, CO 8 voice 303 757 7789 fax 303 757 7610 e-mail b.bruce@mavstimco.com

Colorado Secretary of State Date and Time: 10/10/2005 12:13 PM Document processing fee Id: 20031245775 If document is filed on paper $125.00 If document is filed electronically $50.00 Document number: 20051376190 Fees & forms/cover sheets are subject to change. To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center. Paper documents must be typewritten or machine printed. above space for office use only Articles of Amendment filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.) ID number 20031245775 1. Entity name: MAVERICK OPERATING COMPANY, LLC (If changing the name of the limited liability company, indicate name BEFORE the name change) 2. New Entity name: (if applicable) MAVERICK SOLUTIONS, LLC 3. Use of Restricted Words (if any of these terms are contained in an entity name, true “bank” or “trust” or any derivative thereof name of an entity, trade name or trademark “credit union” “savings and loan” stated in this document, mark the applicable “insurance”, “casualty”, “mutual”, or “surety” box): 4. Other amendments, if any, are attached. 5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires: (mm/dd/yyyy) OR If the limited liability company’s period of duration as amended is perpetual, mark this box: 6. (Optional) Delayed effective date: (mm/dd/yyyy) Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered. 7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: BRUCE ................ ROBERT V (Last) (First) (Middle) (Suffix) 88 INVERNESS CIRCLE EAST (Street name and number or Post Office Box information) G101 ENGLEWOOD .. CO 80615 (City) (State) (Postal/Zip Code) United States (Province if applicable) (Country — if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.